Exhibit 99.1

Investor Contact:

Carol Ruth / Amy Glynn

The Ruth Group

Phone: (646) 536-7004 / 7023

Email: cruth@theruthgroup.com

Email: aglynn@theruthgroup.com

Addus HomeCare Reports Third Quarter 2009 Results

Palatine, IL, November 12, 2009 - Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of a broad range of social and medical services in the home, announced today its financial results for the third quarter and nine months ended September 30, 2009.

Recent Corporate Highlights:

•	Net service revenues for the third quarter 2009 of $66.8 million, up 6.5%

•	Adjusted EBITDA for the third quarter 2009 of $5.4 million, up 15.7%

•	Net income per diluted share for the third quarter 2009 of $0.40, up 53.8%

•	Initial public offering (“IPO”) of 5.4 million shares for net proceeds of $50.2 million; began trading on Nasdaq under the symbol “ADUS” on October 28, 2009

Mark Heaney, President and Chief Executive Officer, stated, “We are pleased to report strong financial results for the third quarter, our first earnings release since the completion of our IPO. Addus’ performance was driven by our dedicated home care providers, who continue to focus on growing our census and providing the highest level, lowest cost of care to our 23,000 consumers.”

Mr. Heaney continued, “We are gratified by the completion of our IPO. The interest from investors reflects the dedication of our professionals, who continue to leverage our integrated service model to meet the needs of patients across both segments of our business.”

Third Quarter Ended September 30, 2009 and 2008

Total net service revenues for the third quarter 2009 were $66.8 million, a 6.5% increase compared to $62.7 million in the prior year quarter.

Net service revenues in the third quarter 2009 for the Home & Community segment were $53.9 million, a 6.4% increase compared to $50.7 million in the prior year quarter. The increase in revenues was entirely the result of organic growth. Home & Community operating income, including depreciation and amortization but excluding corporate expenses, was $5.4 million, a 14.4% increase compared to $4.8 million in the prior year quarter.

Addus HomeCare Reports Third Quarter 2009 Results

Net service revenues in the third quarter 2009 for the Home Health segment were $12.9 million, a 7.2% increase compared to $12.0 million in the prior year quarter. This increase was comprised of $0.8 million from organic growth and $0.1 million from acquisitions completed in 2008. Home Health operating income, including depreciation and amortization but excluding corporate expenses, was $2.1 million, a 40.7% increase compared to $1.5 million in the prior year quarter.

Adjusted earnings before interest, taxes, depreciation, amortization, and stock based compensation (“Adjusted EBITDA”), for the third quarter 2009 was $5.4 million, a 15.7% increase compared to $4.6 million in the prior year quarter. The Company’s ability to leverage corporate expenses across a larger revenue base and improved performance by both segments contributed to the increase.

Net income, prior to deducting preferred stock dividends, for the third quarter 2009, was $2.1 million, a 59.4% increase from $1.3 million in the prior year quarter. Diluted earnings per share for the third quarter 2009 were $0.40 per share, compared to $0.26 per share in the prior year period. Both periods include dilutive stock options and conversion of preferred stock.

Nine Months Ended September 30, 2009 and 2008

Total net service revenues for the nine months ended September 30, 2009 were $193.6 million, a 11.5% increase compared to $173.6 million in the same period in 2008.

Net service revenues for the nine months ended September 30, 2009 in the Home & Community segment were $156.4 million, a 12.9% increase compared to $138.6 in the same period in 2008. This increase was comprised of $13.0 million from organic growth and $4.8 million from acquisitions completed in 2008. Home & Community operating income for the nine months ended September 30, 2009, including depreciation and amortization but excluding corporate expenses, was $15.8 million, a 22.7% increase compared to $12.9 million in the same period in 2008.

Net service revenues for the nine months ended September 30, 2009 in the Home Health segment was $37.2 million, a 6.3% increase compared to $35.0 million the same period in 2008. This increase was comprised of $1.8 million from organic growth and $0.4 million from acquisitions completed in 2008. Home Health operating income for the nine months ended September 30, 2009, including depreciation and amortization but excluding corporate expenses, was $5.6 million, a 42.2% increase compared to $3.9 million for the same period in 2008.

Adjusted EBITDA for the nine months ended September 30, 2009 was $14.9 million, a 21.2% increase compared to $12.3 million for the same period in 2008. The Company’s ability to leverage corporate expenses across a larger revenue base and improved performance by both segments contributed to the increase.

Addus HomeCare Reports Third Quarter 2009 Results

Net income, prior to deducting preferred stock dividends, for the nine months ended September 30, 2009 was $5.4 million, a 83.8% increase compared to $2.9 million for the same period in the prior year. Diluted earnings per share, which includes dilutive stock options and the conversion of the preferred stock for 2009, was $1.04 per share for the nine months ended September 30, 2009 compared to a loss of $(0.18) per share for the same period in 2008.

Recent Developments

On October 1, 2009, the Company’s board of directors approved a 10.8 -for-1 stock split, increasing the number of issued and outstanding shares of common stock from 94,375 to 1,019,250. All share and per share data, except for par value, have been adjusted to reflect the stock split for all periods presented.

Addus completed its initial public offering of 5.4 million shares of common stock at $10 per share, raising net proceeds, after deducting the underwriting discount, of $50.2 million. Addus shares began trading on the Nasdaq Global Market under the ticker symbol “ADUS” on October 28, 2009. A copy of the prospectus is available at http://www.sec.gov.

Non-GAAP Financial Measure

The information provided in this release includes adjusted EBITDA, a non-GAAP financial measure, which the Company defines as net income plus depreciation and amortization, net interest expense, income tax expense and stock-based compensation expense. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure. Management believes that adjusted EBITDA is useful to investors, management and others in evaluating the Company’s operating performance to provide investors with insight and consistency in the Company’s financial reporting and present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus HomeCare will conduct a conference call to discuss its third quarter results on Thursday, November 12, 2009, beginning at 10:00 a.m. Eastern time. The toll-free number is (800) 599-9829 (international callers should call 617-847-8703), with the passcode: 98732272. A telephonic replay of the conference call will be available through midnight on November 26, 2009, by dialing (888) 286-8010 (international callers should call 617-801-6888) and entering the passcode 10691762.

A live broadcast of Addus Homecare’s conference call will be available under the Investor Relations section of the Company’s website, www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Addus HomeCare Reports Third Quarter 2009 Results

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals. Addus has over 12,000 employees that provide services through more than 120 locations across 16 states to over 23,000 consumers.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Unaudited tables and notes follow)

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Net service revenues	$66,803	$62,709	$193,608	$173,577
Cost of service revenues	47,148	44,844	136,588	123,580

Gross profit	19,655	17,865	57,020	49,997

General and administrative expenses	14,375	13,346	42,358	38,004
Depreciation and amortization	1,234	1,604	3,678	4,445

Total operating expenses	15,609	14,950	46,036	42,449

Operating income	4,046	2,915	10,984	7,548

Interest expense, net	1,021	1,256	3,189	3,840

Income from operations before taxes	3,025	1,659	7,795	3,708
Income tax expense	935	348	2,409	778

Net income	2,090	1,311	5,386	2,930

Less: Preferred stock dividends	(1,157)	(1,038)	(3,441)	(3,114)

Net income (loss) attributable to common shareholders	$933	$273	$1,945	$(184)

Income (loss) per common share:
Basic	$0.92	$0.27	$1.91	$(0.18)

Diluted	$0.40	$0.26	$1.04	$(0.18)

Weighted average number of common shares outstanding:
Basic	1,019,250	1,019,250	1,019,250	1,019,250

Diluted	5,162,358	5,117,927	5,167,261	1,019,250

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(amounts in thousands, except share and per share data)

(Unaudited)

	September 30, 2009	December 31, 2008
Assets

Current assets
Cash	$2,620	$6,113
Accounts receivable, net	62,506	49,237
Prepaid expenses and other current assets	6,977	5,147
Deferred tax assets	4,391	3,826
Income taxes receivable	–	460

Total current assets	76,494	64,783

Property and equipment, net	3,064	3,421

Other assets
Goodwill	48,186	47,926
Intangible assets, net	14,070	17,035
Deferred tax assets	907	1,223
Other assets	2,111	1,360

Total other assets	65,274	67,544

Total assets	$144,832	$135,748

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$3,887	$3,879
Accrued expenses	29,675	22,721
Current maturities of long-term debt	10,223	7,101
Deferred revenue	1,871	2,175

Total current liabilities	45,656	35,876

Preferred stock dividends	12,663	9,222
Long-term debt, less current maturities	49,781	56,075
Total stockholders’ equity	36,732	34,575

Total liabilities and stockholders’ equity	$144,832	$135,748

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Nine Months Ended
	September 30, 2009	September 30, 2008
Net Income	$5,386	$2,930
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,678	4,445
Deferred income taxes	(249)	(641)
Change in fair value of financial instrument	(395)	216
Stock-based compensation	210	277
Amortization of debt issuance costs	530	318
Provision for doubtful accounts	2,097	1,755
Gain on sale of assets	–	(14)
Changes in operating assets and liabilities:
Accounts receivable	(15,366)	(6,928)
Prepaid expenses and other assets	(1,830)	(3,175)
Income taxes receivable	460	–
Checks issued against future deposits	–	(3,956)
Accounts payable	862	494
Accrued expenses	7,040	7,972
Deferred revenue	(304)	133
Income taxes	(367)	(292)

Net cash provided by operating activities	1,752	3,534

Acquisitions of businesses, net of acquired cash	(1,717)	(4,809)
Proceeds from sale of equipment	–	17
Purchases of property and equipment	(356)	(259)

Net cash used in investing activities	(2,073)	(5,051)

Borrowings on term-loan	–	5,700
Payments on term-loan	(4,987)	(3,529)
Net borrowings (repayments) on revolving credit loan	306	2,213
Net borrowings (repayments) on other notes	1,509	(29)

Net cash provided by (used in) financing activities	(3,172)	4,355

Net change in cash	(3,493)	2,838
Cash at the beginning of period	6,113	21

Cash at the end of the period	$2,620	$2,859

Segment Information (Unaudited)

	For the Three Months Ended September 30, 2009
	Home & Community	Home Health	Corporate	Total
Net service revenues	$53,886	$12,917	$–	$66,803
Cost of service revenues	40,459	6,689	–	47,148

Gross profit	13,427	6,228	–	19,655

General and administrative expenses	7,149	3,990	3,236	14,375
Depreciation and amortization	844	188	202	1,234

Total operating expenses	7,993	4,178	3,438	15,609

Operating income	$5,434	$2,050	$(3,438)	$4,046

	For the Three Months Ended September 30, 2008
	Home & Community	Home Health	Corporate	Total
Net service revenues	$50,663	$12,046	$–	$62,709
Cost of service revenues	38,246	6,598	–	44,844

Gross profit	12,417	5,448	–	17,865

General and administrative expenses	6,491	3,761	3,094	13,346
Depreciation and amortization	1,174	230	200	1,604

Total operating expenses	7,665	3,991	3,294	14,950

Operating income	$4,752	$1,457	$(3,294)	$2,915

	For the Nine Months Ended September 30, 2009
	Home & Community	Home Health	Corporate	Total
Net service revenues	$156,387	$37,221	$–	$193,608
Cost of service revenues	117,079	19,509	–	136,588

Gross profit	39,308	17,712	–	57,020

General and administrative expenses	21,022	11,538	9,798	42,358
Depreciation and amortization	2,511	581	586	3,678

Total operating expenses	23,533	12,119	10,384	46,036

Operating income	$15,775	$5,593	$(10,384)	$10,984

	For the Nine Months Ended September 30, 2008
	Home & Community	Home Health	Corporate	Total
Net service revenues	$138,550	$35,027	$–	$173,577
Cost of service revenues	104,388	19,192	–	123,580

Gross profit	34,162	15,835	–	49,997

General and administrative expenses	18,138	11,213	8,653	38,004
Depreciation and amortization	3,164	689	592	4,445

Total operating expenses	21,302	11,902	9,245	42,449

Operating income	$12,860	$3,933	$(9,245)	$7,548

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
General:

Adjusted EBITDA (in thousands) (1)	$5,350	$4,625	$14,872	$12,270
States served at period end			16	16
Locations at period end			120	122
Employees at period end			12,567	12,422

Home & Community

Average weekly census	20,236	19,936	20,176	19,184
Billable hours (in thousands)	3,248	3,162	9,600	8,991
Billable hours per business day	50,750	49,406	50,262	46,828
Revenues per billable hour	$16.59	$16.02	$16.29	$15.41

Home Health

Average weekly census:
Medicare	1,451	1,292	1,439	1,245
Non-Medicare	1,579	1,397	1,550	1,388
Medicare admissions (2)	1,995	1,811	5,797	5,059
Medicare revenues per episode completed	$2,514	$2,667	$2,517	$2,635

Percentage of Revenues by Payor:

State, local or other governmental	81.1%	83.0%	81.6%	82.3%
Medicare	11.8%	11.4%	11.8%	11.6%
Other	7.1%	5.6%	6.6%	6.1%

(1)	We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)	Medicare admissions represents the aggregate number of new cases approved for Medicare services during a specified period.

Adjusted EBITDA (1) (Unaudited)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation of Adjusted EBITDA to Net Income:

Net income	$2,090	$1,311	$5,386	$2,930
Net interest expense	1,021	1,256	3,189	3,840
Income tax expense	935	348	2,409	778
Depreciation and amortization	1,234	1,604	3,678	4,445
Stock-based compensation expense	70	106	210	277

Adjusted EBITDA	$5,350	$4,625	$14,872	$12,270

(1)	We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.